Exhibit 99.1

TRUBRIDGE ANNOUNCES THIRD QUARTER 2025 RESULTS

MOBILE, ALA. (November 6, 2025) – TruBridge, Inc. (NASDAQ: TBRG), a leading provider of revenue cycle management and healthcare technology solutions for rural and community healthcare organizations, today announced financial results for the third quarter and nine months ended September 30, 2025.

Third Quarter 2025 Highlights

All comparisons are to the quarter ended September 30, 2024, unless otherwise noted

●	Total bookings of $15.5 million compared to $21.0 million
●	Total revenue of $86.1 million compared to $84.7 million
o	Recurring revenue represented 94% of total revenue
●	Financial Health revenue of $54.5 million compared to $54.7 million
o	Financial Health revenue represented 63% of TruBridge’s total revenue
●	GAAP net income of $5.6 million compared to a net loss of $9.1 million
●	Non-GAAP net income of $12.8 million compared to a net loss of $3.1 million
●	Adjusted EBITDA of $16.3 million compared to $14.7 million

Commenting on the results, Chris Fowler, chief executive officer at TruBridge, Inc., stated, “In the third quarter, we delivered solid revenue and achieved a 19% Adjusted EBITDA margin, further expanding profitability in a sustainable way that will allow for continued improvement over time. We’ve made significant progress over the past two years enhancing the financial performance of our business, meaningfully expanding margins, generating free cash flow, and de-levering the balance sheet.”

“Now that we successfully built a solid foundation and have proven our ability to execute on our financial objectives, we are applying the same disciplined approach to improving our performance across the business," added Fowler. "As such, we continue to make leadership enhancements to ensure we have the most effective people on board. Most recently we hired a Chief Business Officer to oversee client-centered excellence, sales and marketing to drive growth. We have continued to bring in the right leadership, including the head of India operations to lead the restart of our offshore transition process. Together, these improvements will optimize our performance over time allowing us to achieve our strategic business objectives and deliver even greater EBITDA margins and free cash flow in the years to come.”

Financial Guidance

For the fourth quarter of 2025, TruBridge expects to generate:

●	Total revenue of $86 million to $89 million
●	Adjusted EBITDA of $16.5 million to $19.5 million

For the full year 2025, TruBridge expects to generate:

●	Total revenue of $345 million to $348 million; revised from $345 million to $350 million
●	Adjusted EBITDA of $65 million to $68 million; revised from $62 million to $67 million

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TruBridge Announces Third Quarter 2025 Results

November 6, 2025

Conference Call

TruBridge will hold a conference call and live webcast to discuss third quarter 2025 results on Friday, November 7, 2025, at 7:30 a.m. Central time/8:30 a.m. Eastern time. To access this interactive teleconference, dial (877) 407-0890 and request connection to the TruBridge earnings conference call. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s investor relations website, investors.trubridge.com.

About TruBridge

TruBridge proudly supports rural and community healthcare providers in their efforts to stay strong, independent, and deeply rooted in the communities they serve. Backed by more than 45 years of healthcare experience and trusted by over 1,500 clients nationwide, we offer a mix of technology, services, and strategic expertise — including revenue cycle management (RCM), electronic health records (EHR) and analytics — all designed singularly for the realities of rural and community healthcare. With a steadfast commitment to keeping care local, TruBridge helps hospitals flourish as the economic heart of their communities, delivering high-quality, deeply personal care close to home.

Investor Relations Contact

Asher Dewhurst, ICR Healthcare

TBRGIR@icrhealthcare.com

Media Contact

Tracey Schroeder

Chief Marketing Officer

Tracey.schroeder@trubridge.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; transition to a subscription based recurring revenue model and modernization of our technology; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; our ability to attract and retain qualified personnel in a global workforce; disruption from periodic restructuring of our sales force; slower than anticipated development of the market for Financial Health services; potential inability to properly manage growth in new markets we may enter; potential failure to effectively implement a new enterprise resource planning software solution; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our domestic and international business activities; potential litigation against us and investigations; our use of offshore third-party resources; competitive and litigation risk related to the use of artificial intelligence; potential failure to develop new products or enhance current products that keep pace with market demands; failure of our products to provide accurate and timely information for clinical decision-making; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; failure to protect our intellectual property rights; exposure to significant license fees or damages for intellectual property infringement; interruptions in our power supply and/or telecommunications capabilities; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial indebtedness, and our ability to incur additional indebtedness in the future; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to various factors; volatility in our stock price; failure to maintain effective internal control over financial reporting; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; potential material adverse effects due to macroeconomic conditions; we do not anticipate paying dividends on our common stock; actions of activist stockholders against us; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

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TruBridge Announces Third Quarter 2025 Results

November 6, 2025

TruBridge, Inc.

Condensed Consolidated Statements of Operations

(In '000s, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024 *	2025	2024 *
Revenues
Financial Health	$54,501	$54,672	$164,918	$162,620
Patient Care	31,605	30,028	94,125	91,796
Total revenues	86,106	84,700	259,043	254,416

Expenses
Costs of revenue (exclusive of amortization and depreciation)
Financial Health	29,335	29,185	85,835	89,051
Patient Care	12,713	13,184	36,996	38,421
Total costs of revenue (exclusive of amortization and depreciation)	42,048	42,369	122,831	127,472
Product development	8,171	7,735	24,530	26,629
Sales and marketing	5,673	5,944	19,123	20,351
General and administrative	19,416	19,376	56,957	57,651
Amortization	6,487	6,183	18,901	21,158
Depreciation	243	279	846	1,079
Total expenses	82,038	81,886	243,188	254,340
Operating income	4,068	2,814	15,855	76

Other (expense) income :
Interest expense	(3,003)	(4,033)	(9,450)	(12,348)
Other income (expense)	287	(376)	566	1,139
Total other expense	(2,716)	(4,409)	(8,884)	(11,209)
Income (loss) before taxes	1,352	(1,595)	6,971	(11,133)

(Benefit from) provision for income taxes	(4,250)	7,553	(1,670)	4,257
Net income (loss)	$5,602	$(9,148)	$8,641	$(15,390)

Net income (loss) per common share—basic	$0.37	$(0.61)	$0.58	$(1.04)
Net income (loss) per common share—diluted	$0.37	$(0.61)	$0.58	$(1.04)

Weighted average shares outstanding used in per common share computations:
Basic	14,527	14,323	14,474	14,290
Diluted	14,527	14,323	14,474	14,290

*As described in the 2024 Annual Report, certain line items have been revised to correct an error related to the reversal of revenue from customers that was recognized improperly during 2023. These revisions increased revenue for the three and nine months ended September 30, 2024 by $0.9 million and $2.6 million, respectively. These revisions had no cash flow consequences.

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TruBridge Announces Third Quarter 2025 Results

November 6, 2025

TruBridge, Inc.

Condensed Consolidated Balance Sheets

(In '000s, except per share data)

	September 30, 2025 (Unaudited)	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$19,920	$12,324
Accounts receivable, net of allowance for expected credit losses of $4,911 and $5,861	56,771	53,753
Current portion of financing receivables, net of allowance for expected credit losses of $565 and $417	2,961	4,663
Inventories	351	767
Prepaid income taxes	8,602	2,886
Prepaid expenses and other current assets	13,521	15,275
Assets held for sale	445	606
Total current assets	102,571	90,274

Property & equipment, net	2,204	2,294
Software development costs, net	44,226	41,474
Operating lease right-of-use assets	2,391	3,092
Financing receivables, less current portion, less allowance for expected credit losses of $233 and $21	64	232
Other assets, less current portion	7,820	7,786
Intangible assets, net	67,563	76,707
Goodwill	172,573	172,573
Total assets	$399,412	$394,432

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$20,238	$15,040
Current portion of long-term debt	2,980	2,980
Deferred revenue	8,197	10,653
Accrued vacation	5,091	4,770
Income taxes payable	798	3,538
Other accrued liabilities	16,445	15,994
Total current liabilities	53,749	52,975

Long-term debt, less current portion	161,363	168,598
Operating lease liabilities, less current portion	1,588	2,293
Deferred tax liabilities	2,354	1,871
Total liabilities	219,054	225,737

Stockholders' Equity
Common stock, $0.001 par value; 30,000 shares authorized; 15,690 and 15,522 shares issued	15	15
Additional paid-in capital	206,164	201,066
Retained deficit	(6,311)	(14,952)
Accumulated other comprehensive income	(91)	45
Treasury stock, 689 and 619 shares	(19,419)	(17,479)
Total stockholders' equity	180,358	168,695
Total liabilities and stockholders' equity	$399,412	$394,432

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TruBridge Announces Third Quarter 2025 Results

November 6, 2025

Table 3

TruBridge, Inc.

Condensed Consolidated Statements of Cash Flows

(In '000s)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024 *
Operating activities:
Net income (loss)	$8,641	$(15,390)
Adjustments to net income (loss):
Provision for credit losses	1,629	1,046
Deferred taxes	481	915
Stock-based compensation	5,098	3,698
Depreciation	846	1,079
Gain on sale of business	(53)	(1,221)
Amortization of acquisition-related intangibles	9,144	9,379
Amortization of software development costs	9,757	11,779
Amortization of deferred finance costs	390	320
Change in fair value of contingent consideration	-	(1,044)
Non-cash operating lease costs	791	1,879
(Gain) loss on disposal of property and equipment	(120)	1,648
Changes in operating assets and liabilities:
Accounts receivable	(4,317)	336
Financing receivables	1,570	(129)
Inventories	416	(449)
Prepaid expenses and other assets	(810)	3,228
Accounts payable	5,648	3,925
Deferred revenue	(2,456)	2,162
Operating lease liabilities	(807)	(1,415)
Other liabilities	712	(189)
Income taxes, net	(8,453)	282
Net cash provided by operating activities	28,107	21,839

Investing activities:
Purchase of business, net of cash acquired	-	(664)
Sale of business, net of cash and cash equivalent sold	2,102	21,410
Proceeds from sale of property and equipment	300	-
Investment in software development	(12,509)	(13,666)
Purchases of property and equipment	(839)	(1,277)
Net cash (used in) provided by investing activities	(10,946)	5,803

Financing activities:
Payments of long-term debt principal	(2,625)	(6,625)
Proceeds from revolving line of credit	15,368	23,765
Payments of revolving line of credit	(20,368)	(39,072)
Debt issuance cost	-	(529)
Treasury stock purchases	(1,940)	(402)
Net cash used in financing activities	(9,565)	(22,863)
Increase in cash and cash equivalents	7,596	4,779
Change in cash and cash equivalents included in assets sold	-	(41)
Cash and cash equivalents, beginning of period	12,324	3,848
Cash and cash equivalents, end of period	$19,920	$8,586

*As described in the 2024 Annual Report, certain line items have been revised to correct an error related to the reversal of revenue from customers that was recognized improperly during 2023. These revisions increased revenue for the nine months ended September 30, 2024 by $2.6 million. These revisions had no cash flow consequences.

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TruBridge Announces Third Quarter 2025 Results

November 6, 2025

TruBridge, Inc.

Consolidated Bookings

(In '000s)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In '000s	2025	2024	2025	2024
Financial Health(1)	$9,507	$12,496	$35,992	$40,346
Patient Care(2)	5,996	8,454	27,105	27,464
Total Bookings	$15,503	$20,950	$63,097	$67,810

(1)	Generally calculated as the annual contract value
(2)	Generally calculated as the total contract value for system sales and SaaS, and annual contract value for maintenance and support

Annual Contract Value

Effective January 2025, the Company will be providing bookings on an Annual Contract Value (“ACV”) basis in addition to the reported bookings amounts, which has historically represented a mix of ACV and Total Contract Value (“TCV”) for Patient Care. This new methodology of reporting total bookings at ACV represents the newly contracted revenue that is expected to be recognized over a twelve-month period. Over the course of 2025, the Company will be providing total bookings under both methodologies for year over year comparability before fully transitioning to ACV in 2026.

The below table represents bookings at the ACV methodology for the three and nine months ended September 30, 2025:

	Three Months Ended September 30,	Nine Months Ended September 30,
In '000s	2025	2025
Financial Health	$9,507	$35,992
Patient Care	5,545	16,026
Total Bookings (ACV)	$15,052	$52,018

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TruBridge Announces Third Quarter 2025 Results

November 6, 2025

TruBridge, Inc.

Bookings Composition

(In '000s, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In '000s	2025	2024	2025	2024
Financial Health
Net new(1)	$1,635	$6,112	$13,164	$21,559
Cross-sell(1)	7,872	6,384	22,828	18,787
Patient Care
Non-subscription sales(2)	3,941	5,006	9,273	12,540
Subscription revenue(3)	2,055	3,448	17,832	14,924
Total Bookings	$15,503	$20,950	$63,097	$67,810

(1)

“Net new” represents bookings from outside the Company’s core client base, and “Cross-sell” represents bookings from existing customers. In each case, such bookings are generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for bookings-to-revenue conversion of four to six months following contract execution.

(2)	Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.

(3)

Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.

Annual Contract Value

Effective January 2025, the Company will be providing bookings on an Annual Contract Value (“ACV”) basis in addition to the reported bookings amounts, which has historically represented a mix of ACV and Total Contract Value (“TCV”) for Patient Care. This new methodology of reporting total bookings at ACV represents the newly contracted revenue that is expected to be recognized over a twelve-month period. Over the course of 2025, the Company will be providing total bookings under both methodologies for year over year comparability before fully transitioning to ACV in 2026.

The below table represents bookings at the ACV methodology for the three and nine months ended September 30, 2025:

	Three Months Ended September 30,	Nine Months Ended September 30,
In '000s	2025	2025
Financial Health
Net new(1)	$1,635	$13,164
Cross-sell(1)	7,872	22,828
Patient Care
Non-subscription sales(2)	3,941	9,274
Subscription revenue(3)	1,604	6,752
Total Bookings (ACV)	$15,052	$52,018

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TruBridge Announces Third Quarter 2025 Results

November 6, 2025

TruBridge, Inc.

Adjusted EBITDA - by Segment

(In '000s)

(Unaudited) (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
In '000s	2025	2024 *	2025	2024 *
Financial Health	$8,872	9,964	$27,244	$24,970
Patient Care	7,400	4,728	21,001	13,490
Total Adjusted EBITDA	$16,272	14,692	$48,245	$38,460

*As described in the 2024 Annual Report, certain line items have been revised to correct an error related to the reversal of revenue from customers that was recognized improperly during 2023. These revisions increased revenue for the three and nine months ended September 30, 2024 by $0.9 million and $2.6 million, respectively. These revisions had no cash flow consequences.

TruBridge, Inc.

Reconciliation of Non-GAAP Financial Measures

(In '000s)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA:	2025	2024 *	2025	2024 *
Net income (loss), as reported	$5,602	$(9,148)	$8,641	$(15,390)
Net Income (Loss) Margin	6.5%	(10.8% )	3.3%	(6.0% )

(Benefit from) provision for income taxes	(4,250)	7,553	(1,670)	4,257
Income (loss) before taxes, as reported	1,352	(1,595)	6,971	(11,133)

Depreciation expense	243	279	846	1,079
Amortization of software development costs	3,440	3,057	9,757	11,779
Amortization of acquisition-related intangibles	3,046	3,126	9,144	9,379
Stock-based compensation	1,788	1,398	5,098	3,698
Severance and other nonrecurring charges	3,687	4,018	7,545	12,449
Interest expense and other, net	2,716	3,777	9,057	11,826
Change in fair value of contingent consideration	-	(1,044)	-	(1,044)
Loss (gain) on disposal of property and equipment	-	1,648	(120)	1,648
Loss (gain) on sale of AHT	-	28	(53)	(1,221)

Total Adjusted EBITDA	$16,272	$14,692	$48,245	$38,460
Adjusted EBITDA Margin	18.9%	17.3%	18.6%	15.1%

*As described in the 2024 Annual Report, certain line items have been revised to correct an error related to the reversal of revenue from customers that was recognized improperly during 2023. These revisions increased revenue for the three and nine months ended September 30, 2024 by $0.9 million and $2.6 million, respectively. These revisions had no cash flow consequences.

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TruBridge Announces Third Quarter 2025 Results

November 6, 2025

TruBridge, Inc.

Reconciliation of Non-GAAP Financial Measures

(In '000s, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Net Income (Loss) and Non-GAAP EPS:	2025	2024 *	2025	2024 *
Net income (loss), as reported	$5,602	$(9,148)	$8,641	$(15,390)

Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	3,046	3,126	9,144	9,379
Stock-based compensation	1,788	1,398	5,098	3,698
Severance and other nonrecurring charges	3,687	4,018	7,545	12,449
Non-cash interest expense	130	107	390	320
(Gain) loss on sale of AHT	-	28	(53)	(1,221)
Change in fair value of contingent consideration	-	(1,044)	-	(1,044)
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,441)	(1,603)	(3,575)	(4,952)
Tax windfall from stock-based compensation	-	13	(670)	126
Non-GAAP net income (loss)	$12,812	$(3,105)	$26,520	$3,365
Weighted average shares outstanding, diluted	14,527	14,323	14,474	14,290
Non-GAAP EPS	$0.88	$(0.22)	$1.83	$0.24

*As described in the 2024 Annual Report, certain line items have been revised to correct an error related to the reversal of revenue from customers that was recognized improperly during 2023. These revisions increased revenue for the three and nine months ended September 30, 2024 by $0.9 million and $2.6 million, respectively. These revisions had no cash flow consequences.

TruBridge, Inc.

Revenue Composition

(In '000s)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024 *	2025	2024 *
Recurring revenues
Financial Health	$53,514	$53,513	$162,100	$158,426
Patient Care	27,425	27,052	82,988	82,730
Total recurring revenues	80,939	80,565	245,088	241,156

Non-recurring revenues
Financial Health	987	1,159	2,818	4,194
Patient Care	4,180	2,976	11,137	9,066
Total non-recurring revenues	5,167	4,135	13,955	13,260
Total revenues	$86,106	$84,700	$259,043	$254,416

*As described in the 2024 Annual Report, certain line items have been revised to correct an error related to the reversal of revenue from customers that was recognized improperly during 2023. These revisions increased revenue for the three and nine months ended September 30, 2024 by $0.9 million and $2.6 million, respectively. These revisions had no cash flow consequences.

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TruBridge Announces Third Quarter 2025 Results

November 6, 2025

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We do not provide a reconciliation of the non-GAAP guidance measure Adjusted EBITDA for the third quarter of 2025 or the fiscal year 2025 to net income for such periods, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not Adjusted EBITDA.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net income (loss), and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

●

Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) the provision for (benefit from) income taxes; (ii) depreciation expense; (iii) amortization of software development costs; (iv) amortization of acquisition-related intangibles; (v) stock-based compensation; (vi) severance and other nonrecurring charges; (vii) interest expense and other income; (viii) change in fair value of contingent consideration; (ix) (gain) loss on disposal of property and equipment; and (x) (gain) loss on sale of AHT.

●	Adjusted EBITDA Margin – Adjusted EBITDA Margin is calculated as Adjusted EBITDA, as defined above, divided by total revenue.
●

Non-GAAP net income (loss) – Non-GAAP net income (loss) consists of GAAP net income (loss) as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) severance and other nonrecurring charges; (iv) non-cash interest expense; (v) (gain) loss on sale of AHT; (vi) change in fair value of contingent consideration, and (vii) the total tax effect of items (i) through (vi).

●	Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income (loss), as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

●

Amortization of acquisition-related intangibles – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

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TruBridge Announces Third Quarter 2025 Results

November 6, 2025

●

Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

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Severance and other nonrecurring charges – Non-recurring charges relate to certain severance and other charges incurred in connection with activities that are considered non-recurring. We exclude non-recurring expenses (primarily related to costs associated with our recent business transformation initiative and transaction-related costs) from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.

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Non-cash Interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.

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Interest expense and other, net – Interest expense and other income represents (i) interest incurred on our term loan and revolving credit facility and (ii) non-cash interest expense. We exclude interest expense from non-GAAP financial measures because we believe these amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.

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(Gain) loss on disposal of property and equipment – Gain on disposal of property and equipment represents the excess of proceeds received over the book value of assets disposed of during the period. We exclude gain on disposal of property and equipment from non-GAAP financial measures because we believe (i) the amount of such gain or loss in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such gain or loss can vary significantly between periods.

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(Gain) loss on sale of AHT – Gain on sale of AHT represents the excess of proceeds received over the net assets sold from our sale of AHT, our previously wholly-owned post-acute business, in January 2024. We excluded gain on sale of AHT from non-GAAP financial measures because we believe the amount relates to a specific transaction and, as such, may not directly correlate to the underlying performance of our business operations.

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Change in fair value of contingent consideration: The purchase agreement for our acquisition of Viewgol in 2023 contained contingent consideration, or “earnout,” provisions whereby the previous shareholders of Viewgol would receive additional consideration depending on the achievement of certain performance metrics. After the initial measurement period, U.S. GAAP requires that any adjustments to the estimated fair value of this contingent liability, including upon final determination of amounts due, should be recorded in the relevant period’s earnings. We exclude gains on contingent consideration from non-GAAP financial measures because we believe (i) the amount of such gains in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such gains can vary significantly between periods.

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Tax shortfall (windfall) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the third quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

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